SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 21, 2005

                              VITROTECH CORPORATION
               (Exact name of registrant as specified in Charter)

           Nevada                      0-49692                  88-0504050
(State or other jurisdiction         (Commission              (IRS Employer
of incorporation or organization)     File No.)              Identification No.)

                         5 Hutton Centre Dr., Suite 700
                           Santa Ana, California 92707
               (Address of Principal Executive Offices)(Zip Code)

                                  714-708-4700
                            (Issuer Telephone number)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2005, VitroTech Corporation (the "Company") entered into a Distribution and Operations Services Agreement (the "Distribution Agreement") with VitroTech Product Distributors, LLC, a Delaware limited liability company (the "Distributor").

Pursuant to the Distribution Agreement, among other things, the Distributor will have exclusive right to distribute the Company's products for a term of ten years subject to the rights of existing distributors and subject to satisfaction of certain minimum sales requirements beginning in 2008 at 500,000 pounds of product annually increasing to 1 million pounds annually in 2010. The Distributor will have a right, at its option, to extend the Distribution Agreement for two additional five-year terms provided that sales during the five years prior to the extension equal or exceed 8 million pounds.

The Distributor will be required to reimburse to the Company all direct cost of sales, mining and processing and will pay to the Company a 5% royalty based on the sales price of all product sold.

The Company will own a 25% non-diluting equity interest in the Distributor and the Distributor is obligated to distribute to the Company 25% of its earnings annually.

In conjunction with the grant of the distribution rights, the Distributor will assume substantially all of the previous sales and marketing operations and related expenses of the Company and have the right to hire sales and marketing personnel of the Company. Additionally, until such time as cash flows of the Company support its operations, the Distributor will pay to, or on behalf of, the Company agreed overhead of the Company in an amount up to $600,000 annually.

The Distributor will also work in conjunction with the Company to negotiate the settlement of certain existing indebtedness of the Company and the proposed transfer of certain mining interests to the Company and will fund payment of certain indebtedness immediately or, in some cases, upon reaching an agreement regarding the transfer of mining interests.

The Company will have a right of first refusal to purchase 51% ownership of the Distributor on the terms such interest is offered by existing holders of such interest and, with respect to interests transferred where the Company does not exercise the right of first refusal, for a period of two years or until the Distributor completes an underwritten public offering of its securities or completes an approved merger that results in the distributor being subject to SEC reporting requirements.

The Distributor has been formed by Jim Lasry, Chairman of the Company, and Howie Fialkov, a director and principal secured lender of the Company, to facilitate the ongoing sales efforts of the Company. The Distributor is obligated to make available to creditors of the Company the opportunity to invest in the Distributor on terms equivalent to those offered to third party investors.


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

In conjunction with the execution of the Distribution Agreement, the Company entered into a Second Amended Forbearance Agreement with 1568931 Ontario Ltd (the "Lender") by which the Lender agreed to forbear from exercising certain remedies arising from a default until September 29, 2005 or the occurrence of certain other defaults. The Lender is the Company's principal secured lender and is controlled by Howie Fialkov.

The foregoing is qualified in its entirety by reference to the documents filed herewith as Exhibits 10.1 and 10.2.

Item 9.01. Financial Statements and Exhibits.

      (c)   Exhibits

            10.1 Distribution and Operations Services Agreement, dated June 21, 2005, by and between VitroTech Corporation and VitroTech Product Distributor, LLC.

            10.2 Forbearance Agreement, dated May 10, 2005, by and between VitroTech Corporation, VitroCo Incorporated and 1568931 Ontario Ltd

            10.3 Amended Forbearance Agreement, dated May 18, 2005, by and between VitroTech Corporation, VitroCo Incorporated and 1568931 Ontario Ltd

            10.4 Second Amended Forbearance Agreement, dated June 21, 2005, by and between VitroTech Corporation, VitroCo Incorporated and 1568931 Ontario Ltd

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VITROTECH CORPORATION


Dated:  June 22, 2005
                                        By: /s/ Glenn Easterbrook
                                          -------------------------------------
                                                Glenn Easterbrook
                                                Chief Executive Officer



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